Consent of Independent Registered Public Accounting Firm	EXHIBIT 23

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258724) and Form S-8 (Nos. 333-240242, 333-231864, 333-220330 and 333-220324) of DuPont de Nemours, Inc. of our report dated February 15, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 15, 2024